Exhibit 99.1

Picard Medical / SynCardia to Host Annual Business Update Featuring Key Opinion Leaders and Patient Testimonial

TUCSON, Ariz., March 12, 2026— Picard Medical, Inc. (NYSE American: PMI) (the “Company”), parent company of SynCardia Systems LLC, maker of the world’s first total artificial heart approved by both the U.S. FDA and Health Canada, today announced it will host an its Annual Business Update virtual call, which will be webcasted, on Wednesday, March 25, 2026 at 4:30 p.m. EDT, following the filing of the Company’s Form 10-K for the fiscal year ended December 31, 2025. The webcast will feature business updates from management, including discussion of the Company’s commercial activities and development of its next-generation, fully implantable total artificial heart platform known as Emperor, as well as perspectives from leading clinicians in the cardiac surgical field and a patient who received the SynCardia Total Artificial Heart (STAH). To register for the event, please click here.

On the webcast, management will provide a review of Picard Medical’s fiscal year and fourth quarter 2025 financial results, along with a business update from management covering operational progress, commercial activity, and strategic priorities. Presentations will be delivered by Patrick NJ Schnegelsberg, Chief Executive Officer; Matthew Schuster, Chief Operating Officer; and Bernard Skaggs, Chief Financial Officer.

The program will include perspectives on implantation of the SynCardia Total Artificial Heart and the evolving artificial heart landscape from leading clinicians, Dr. Zain Khalpey, cardiothoracic surgeon and Surgical Director of the Artificial Heart Program at HonorHealth in Phoenix, and Dr. Amy Fiedler, Associate Professor of Surgery and Surgical Director of Heart Transplantation and Mechanical Circulatory Support at the University of California San Francisco. The event will also feature a patient testimonial reflecting clinical experience with the device.

About Picard Medical and SynCardia
Picard Medical, Inc. is the parent company of SynCardia Systems, LLC (“SynCardia”), the Tucson, Arizona–based leader with the only commercially available total artificial heart technology for patients with end-stage heart failure. SynCardia develops, manufactures, and commercializes the SynCardia Total Artificial Heart (“STAH”), an implantable system that assumes the circulatory functions of a failing or failed human heart. It is the first artificial heart approved by both the FDA and Health Canada, and it remains the only commercially available artificial heart in the United States and Canada. With more than 2,100 implants performed at hospitals across 27 countries, the SynCardia Total Artificial Heart is the most widely used and extensively studied artificial heart in the world.

For additional information about Picard Medical, please visit www.picardmedical.com or review the Company’s filings with the U.S. Securities and Exchange Commission at www.sec.gov.

Forward-Looking Statements
This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Registration Statement and related prospectus filed in connection with the initial public offering with the SEC. Copies are available on the SEC’s website, http://www.sec.gov.

Contact:

Investors
Eric Ribner
Managing Director
LifeSci Advisors LLC
eric@lifesciadvisors.com

Picard Medical, Inc./SynCardia Systems, LLC
IR@picardmedical.com

General/Media
Brittany Lanza
blanza@syncardia.com